PURCHASE AND SALE AGREEMENT

BETWEEN

HARBOR TERRACE LIMITED PARTNERSHIP,

a California limited partnership, as Seller

and

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership, as Purchaser

February 10, 2023

Subject Property:

Best Buy Store

11525 Metcalf Avenue

Overland Park, Kansas

i

SCHEDULE OF EXHIBITS

Exhibit “A”	Description of Land
Exhibit “B”	Intentionally Deleted
Exhibit “C”	List of Existing Commission Agreements

ii

SCHEDULE OF AGREED-UPON FORM CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed
Schedule 2	Form of Assignment and Assumption of Lease and Security Deposits
Schedule 3	Intentionally Deleted
Schedule 4	Form of General Assignment of Seller’s Interest in Intangible Property
Schedule 5	Form of Declaration Estoppel Certificate
Schedule 6	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)
Schedule 7	Form of Tenant Estoppel Certificate
Schedule 8	Form of Seller’s FIRPTA Affidavit
Schedule 9	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 10 day of February, 2023, by and between HARBOR TERRACE LIMITED PARTNERSHIP, a California limited partnership (“Seller”), and GENERATION INCOME PROPERTIES L.P., a Delaware limited partnership (“Purchaser”).

W I T N E S E T H:

WHEREAS, Seller desires to sell certain real property on which a Best Buy Store and related infrastructure and support improvements (as more particularly described herein) are located in Overland Park, Johnson County, Kansas, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00 U.S.).

“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question.

“Assignment and Assumption of Lease” shall have the meaning ascribed thereto in Section 5.1(b) of this Agreement.

“Brokers” shall have the meaning ascribed thereto in Section 10.1of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Kansas are authorized by law or executive action to close.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(g) of this Agreement, and such agreements, if any, are more particularly described on Exhibit “C” attached hereto and made a part hereof.

“Declaration” shall (individually) mean (i) that certain Declaration of Easements, Covenants and Restrictions filed in Volume 3805, Page 1 of the Johnson County, Kansas Register of Deeds (the “Register of Deeds”) (ii) that Reciprocal Easement Agreement filed in Volume 3173, Page 758 of the Register of Deeds, as amended by that certain First Amendment to Reciprocal Easement Agreement filed in Volume 3853, Page 940 of the Register of Deeds and that certain Second Amendment to Reciprocal Easement Agreement filed in Volume 4098, Page 915, and re-filed in Volume 4110, Page 847 of the Register of Deeds, (iii) that certain Reciprocal Easement and Operation Agreement filed in Volume 4532, Page 130 of the Register of Deeds, as amended by that certain Notice filed in Volume 4590, Page 693 of the Register of Deeds and (iv) that certain Restrictive Use and Development Agreement filed in Volume 4395, Page 207 of the Register of Deeds, as amended that certain Release filed in Volume 4532, Page 223 of the of the Register of Deeds.

“Declaration Estoppel Certificate” shall mean a certificate to be prepared by Purchaser and submitted by Seller, at Purchaser’s expense, to the parties designated by Purchaser under each Declaration in substantially the same form attached hereto as Schedule 5.

“Deed” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.

“Earnest Money” shall mean the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00 U.S.) actually paid by Purchaser (or which Purchaser is obligated to pay) to Escrow Agent hereunder, together with all interest which accrues thereon as provided in Section 2.3(c) hereof.

“Effective Date” shall mean the last date upon which Purchaser and Seller shall have executed this Agreement and shall have delivered at least one (1) fully executed counterpart of this Agreement to Escrow Agent.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Environmental Reports” shall mean any and all existing environmental reports/assessments/studies obtained by Seller and provided to Purchaser, if any, pursuant to the provisions of Section 3.2(a).

“Escrow Agent” shall mean the Title Agent.

“FIRPTA Affidavit” shall have the meaning ascribed thereto in Section 5.1(g) of this Agreement.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(d) of this Agreement.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, polychlorinated biphenyls, mold and fungus).

“Improvements” shall mean all buildings, structures, improvements, drainage facilities, parking, equipment, apparatus and any other items, if any, constructed and/or installed on the Land and owned by Seller.

“Initial Earnest Money” shall mean the sum of Fifty Thousand and No/100 Dollars ($50,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 11:59 P.M. Eastern Daylight Time on the date which is thirty (30) Business Days after the Effective Date.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Land and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following: (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; and (iv) all transferable consents, authorizations, variances or waivers, development rights, concurrency reservations, impact fee credits, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

“Land” shall mean that certain parcel of real property located in Overland Park, Johnson County, Kansas, which is more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

“Lease” shall (collectively) mean that certain Lease entered into by and between Seller, as landlord, and Tenant, as tenant, effective as of February 24, 1995, with respect to the Property, together with any guaranties or other documents incorporated by reference therein, and all amendments or modifications with respect thereto.

“Monetary Objection” or “Monetary Objections” shall mean all monetary liens of an ascertainable amount encumbering the Property and arising by, through, or under Seller that are reflected on Schedule B, Part I of the Title Commitment.

“Permitted Exceptions” shall mean all valid and subsisting restrictions, reservations, conditions, limitations, covenants, exceptions, mineral conveyances, and easements properly of record in the Real Property Records of Johnson County, Kansas.

“Person” shall means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is licensed to Seller), machinery, apparatus and equipment, if any, owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, and all non-confidential books, records and files (excluding any attorney work product or attorney-client privileged documents) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees.

“Property” shall have the meaning ascribed thereto in Section 2.1 of this Agreement.

“Purchase Price” shall be the applicable amount specified in Section 2.4 of this Agreement.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) of this Agreement.

“Right of First Offer” shall collectively mean any right of first refusal or right of first offer with respect to the Property that has been granted to a third party, including the Tenant.

“Security Deposit” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to the Lease.

“Seller’s Affidavit” shall have the meaning ascribed thereto in Section 5.1(e) of this Agreement.

“Seller’s Certificate” shall have the meaning ascribed thereto in Section 5.1(f) of this Agreement.

“Survey” shall have the meaning ascribed thereto in Section 3.4(c) of this Agreement.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) of this Agreement.

“Tenant” shall mean Best Buy Stores, L.P., a Virginia limited partnership.

“Tenant Approvals and Consents” shall mean any prior approvals, consents or requirements of Tenant that may be necessary under the Lease or reasonably requested by Purchaser in order to consummate the transaction contemplated by this Agreement, including, without limitation, all Tenant approvals, consents and requirements set forth in the Lease (if any) and all documentation required to be signed by the Tenant, Seller and Purchaser to effectuate same (if any).

“Tenant Estoppel Certificate” shall mean a certificate to be prepared by Purchaser and submitted by Seller to the Tenant and certified to Purchaser and Purchaser’s Lender in substantially the same form attached hereto as Schedule 7.

“Tenant Notice of Sale” shall have the meaning ascribed thereto in Section 5.1(i) of this Agreement.

“Title Agent” shall mean the Title Company.

“Title Company” shall mean Fidelity National Title, 1401 17th Street, Suite 480, Denver, Colorado 80202, Attn: Katie Picone, Tel.: (303) 910-5429, Email: katie.picone@fnf.com.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 of this Agreement.

ARTICLE 2.

PURCHASE AND SALE
2.1
Agreement to Sell and Purchase. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):
(a)
the Land;

(b)
the Improvements;
(c)
all of Seller’s right, title and interest in and to the Lease, any guaranties of the Lease and any Security Deposits;
(d)
the Personal Property; and
(e)
the Intangible Property.
2.2
Permitted Exceptions. The Property shall be conveyed subject to the Lease and the Permitted Exceptions.
2.3
Earnest Money.
(a)
Within the three (3) Business Days of the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent by federal wire transfer payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of this Agreement.
(b)
Unless this Agreement is terminated by Purchaser in accordance with Section 3.3. hereof, within three (3) Business Days after the last day of the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent by federal wire transfer payable to Escrow Agent, which Additional Earnest Money shall be held and released by Escrow Agent in accordance with the terms of this Agreement.
(c)
The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Initial Earnest Money and the Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the “Earnest Money” hereunder shall be comprised of the Initial Earnest Money and the Additional Earnest Money, and all such interest and other income.
2.4
Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Eight Million Two Hundred Thousand and No/100 Dollars ($8,200,000.00 U.S.). The applicable Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:
(a)
The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and
(b)
An amount equal to the applicable Purchase Price shall be paid by Purchaser to Seller through the Escrow Agent at the Closing by wire transfer of immediately available federal funds to an account designated by Seller, less the amount of the Earnest Money paid by Escrow Agent to Seller at Closing, and subject to prorations, adjustments and credits as otherwise specified in this Agreement.
2.5
Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be conducted by depositing the closing deliveries set forth in Article 5 hereof with the Escrow Agent on or before the date which is fifteen (15) days after the expiration of the Inspection Period, subject to the satisfaction of each of the Conditions Precedent set forth in Section 6.1 below (the “Closing Date”).

ARTICLE 3.

Purchaser’s Inspection and Review Rights
3.1
Due Diligence Inspections.
(a)
From and after the Effective Date until the Closing or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives, upon at least twenty-four (24) hours prior written notice to Seller to inspect the Property to perform due all non-invasive diligence, studies, appraisals, inspections, soil analysis and environmental investigations and tests, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be performed at Purchaser’s sole risk and in compliance with the Lease and all applicable laws and ordinances. Further, Purchaser shall not affect, interrupt or interfere with Tenant’s use, business or operations on the Property. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense. Any testing that requires a material invasion of the Land or Improvements, including a Phase II environmental site assessment, shall require Seller’s written consent, which consent (A) shall not be unreasonably withheld, conditioned or delayed by Seller during the Inspection Period, (B) may be withheld in Seller’s sole discretion after the expiration of the Inspection Period, and (C) and, if such consent is given, (i) Purchaser shall restore any damage resulting from any invasive or ground penetrating testing, and (ii) Seller and Purchaser shall reasonably cooperate in good faith to establish the scope and timing of any invasive or ground penetrating testing on the Property). Purchaser agrees to provide Seller, upon request, with copies of any inspection or test report received by Purchaser.
(b)
Purchaser shall return the Property to substantially the same condition which existed immediately prior to Purchaser’s or Purchaser’s representative’s entry. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all claims, liability and expense which Seller may incur (including, without limitation, reasonable attorney’s fees) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage arising from any negligence or willful misconduct of Seller or Purchaser’s mere discovery of any environmental condition already existing on the Property as of the Effective Date so long as Purchaser and its representatives do not exacerbate such condition following the discovery thereof. The foregoing Purchaser obligations to restore the Property and to indemnify, defend and hold Seller harmless shall survive the Closing or any termination of this Agreement.
(c)
Purchaser shall keep the results of all inspections conducted pursuant to this Agreement confidential and shall not disclose such results except (i) to such of Purchaser’s employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (ii) to the permitted assignee of Purchaser and to such of its members, managers or general partners and their employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iii) to any lender or investor or any prospective lender or investor of Purchaser or any permitted assignee and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iv) to the extent the same shall be or have otherwise become publicly available other than as a result of a disclosure by Purchaser, its permitted assignee or affiliates, (v) to the extent required to be disclosed by law or during the course of or in connection with any litigation, hearing or other legal proceeding, or (vi) with the written consent of Seller, as the case may be; it being expressly acknowledged and agreed by Purchaser that the foregoing confidentiality agreements shall survive the termination of this Agreement.

(d)
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein. The foregoing Purchaser obligation to indemnify, defend and hold Seller harmless shall survive the termination of this Agreement.
(e)
Purchaser shall procure (or shall cause its agents or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages: comprehensive general liability insurance with a combined single limit of not less than $2,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $2,000,000.00 per occurrence and in the aggregate. To the extent such $2,000,000.00 limit of liability is shared with multiple properties, a per location aggregate of not less than $2,000,000.00 shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 3.1.
3.2
Seller's Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.
(a)
Prior to the Effective Date Seller has provided to Purchaser, or to the extent not previously provided, within three (3) Business Days of the Effective Date Seller shall deliver to Purchaser or make available to Purchaser, to the extent they exist and are in Seller’s possession, the following (collectively, the “Seller’s Disclosure Materials”):
(i)
A copy of the Lease, including all documents incorporated therein by reference, and all letter agreements or amendments relating thereto existing as of the Effective Date.
(ii)
A copy of any guaranties of the Lease.
(iii)
Seller’s entity level financial reports and supporting documentation relating to the ownership and operation of the Property, including but not limited to, year to date and prior year Property financial statements by quarter, bank statements, copies of expense related invoices and expense reconciliations for the Property in order to allow Purchaser to comply with the reporting requirements of Regulation S-X of the U.S. Securities and Exchange Commission; provided, however, Seller makes no representation or warranty that any such entity level financial reports and supporting documentation are sufficient for Purchaser’s compliance requirements.
(iv)
A copy of any and all agreements pertaining to the Property, Tenant (other than the Lease), including any service or maintenance agreements.

(v)
A copy of any surveys of the Property.
(vi)
Copies of any zoning reports, entitlements or other written evidence confirming the current zoning of the Property.
(vii)
Copies of any Rights of First Offer.
(viii)
Copies of any existing environmental reports or other materials related to investigations, studies or correspondence with governmental agencies concerning the presence or absence of Hazardous Substances on, in or under the Property, including the Environmental Reports.
(ix)
Copies of any written notices received by Seller from Tenant, any third party or any governmental authority.

Seller shall have a continuing duty, within five (5) days of Seller's receipt of any Seller's Disclosure Material, to make supplemental deliveries to Purchaser through the date of the final Closing of any addition or modification to the Seller's Disclosure Materials that come into Seller's possession; provided, however, that any such supplemental deliveries shall not extend or otherwise affect the Inspection Period hereunder.

IT IS ACKNOWLEDGED THAT SELLER’S DISCLOSURE MATERIALS INCLUDE REPORTS, INVESTIGATIONS, FINDINGS, ANALYSES, CONCLUSIONS, DATA AND OTHER INFORMATION WHICH MAY BE OR HAVE BEEN PREPARED BY THIRD PARTIES. EXCEPT FOR SELLER’S REPRESENTATION AND WARRANTY SET FORTH IN SECTION 4.1 (o) OF THIS AGREEMENT, PURCHASER AGREES THAT: (A) SELLER HAS NOT MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE INFORMATION CONSTITUTING SELLER’S DISCLOSURE MATERIALS OR THE CONCLUSIONS CONTAINED THEREIN OR THE QUALIFICATIONS OF THE PERSONS WHO HAVE PREPARED SELLER’S DISCLOSURE MATERIALS, OR ANY PART THEREOF, AND (B) PURCHASER’S RELIANCE ON SELLER’S DISCLOSURE MATERIALS IN DETERMINING WHETHER TO PURCHASE THE PROPERTY SHALL BE AT PURCHASER’S OWN RISK AND SELLER SHALL HAVE NO LIABILITY THEREFOR. EXCEPT FOR SELLER’S REPRESENTATION AND WARRANTY SET FORTH IN SECTION 4.1 (o) OF THIS AGREEMENT, SELLER’S DISCLOSURE MATERIALS ARE DELIVERED OR MADE AVAILABLE WITHOUT REPRESENTATION OR WARRANTY BY SELLER (EXPRESS OR IMPLIED).

3.3
Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller and Escrow Agent of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.3, Purchaser shall immediately return to Seller any hard-copies of documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and upon Purchaser returning such materials to Seller, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.3 and the Earnest Money shall be non-refundable to Purchaser, except in the event of termination due to Seller default or as otherwise expressly set forth herein.

3.4 Title and Survey. As of the Effective Date, Seller has caused the Title Agent to deliver to Purchaser a 2021 ALTA Form Commitment (“Title Commitment”) for an owner's title insurance policy (“Title Policy”) issued by the Title Company in an amount no less than the Purchase Price, together with all exception documents referenced in Schedule B, Part II of the Title Commitment. The Title Commitment shall evidence that Seller is vested with fee simple title to the Land and that upon the execution, delivery and recordation of the Deed to be delivered at the Closing provided for hereunder and the satisfaction of all requirements specified in Schedule B, Part I of the Title Commitment, Purchaser shall acquire fee simple title to the Land, subject only to the Permitted Exceptions.

(a)
Prior to the expiration of the Inspection Period, Purchaser shall review the Title Commitment and the Survey (defined below) and satisfy itself as to the availability from the Title Company of a 2021 ALTA Owner’s Policy of Title Insurance in the amount of the Purchase Price (the “Title Policy”) and all requested endorsements to such Title Policy. Except for items that Purchaser has caused the Title Company to remove or Seller has agreed to remove in the Title Commitment pursuant to this Section 3.4(a), all items set forth in the Title Commitment shall be deemed “Permitted Exceptions”; provided, however, Seller shall, at or prior to Closing, (i) remove any Monetary Objections, (ii) satisfy all requirements of Seller specified in Schedule B, Part I of the Title Commitment, and (iii) execute the Seller’s Affidavit so that the Title Company may remove or cause the removal of all standard exceptions specified in Schedule B, Part II of the Title Commitment; provided Purchaser obtains a Survey to cause the removal of the standard survey exception in accordance with Section 3.4(c) below.
(b)
Within five (5) Business Days prior to Closing, Purchaser shall order an update to the Title Commitment (the “Updated Title Commitment”). If the Updated Title Commitment reveals any matters that (1) were not exceptions in the Title Commitment and were placed of record by Seller in violation of the terms of this Agreement, or (2) that otherwise have a material adverse effect on the condition of the Property (“New Title Defects”), then Purchaser may proceed to Closing or terminate this Agreement by providing written notice to Seller, and upon such termination, the Earnest Money deposited by Purchaser shall be immediately returned to Purchaser, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction up to a maximum of Seventy-Five Thousand and No/100 Dollars ($75,000.00) which shall be reimbursed by Seller to Purchaser within ten (10) Business Days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses, and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement
(c)
Purchaser may, at Purchaser's expense, within the Inspection Period, obtain an ALTA/NSPS Land Title Survey (Table A Requirements effective February 23, 2021) (“Survey”). Such Survey, if any, shall be prepared by a land surveyor duly licensed and registered as such in the State of Kansas, shall be certified by such surveyor to Purchaser, Seller, the Title Agent and the Title Company, shall set forth the legal description of the Land and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing.
ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS
4.1
Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:
(a)
Organization, Authorization and Consents. Seller is a duly organized and validly existing limited partnership under the laws of the State of California. Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
(b)
Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Seller, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
(c)
No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Seller is bound.
(d)
Litigation. No investigation, action or proceeding is pending or, to Seller’s actual knowledge, threatened, which (i) if determined adversely to Seller, materially affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.
(e)
Existing Leases. (i) Other than the Lease, Seller has not entered into any contract or agreement with respect to the occupancy or sale of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; and (ii) to Seller's actual knowledge, there are no existing defaults by Seller or Tenant under the Lease.
(f)
Existing Declaration. To Seller's actual knowledge, there are no existing defaults by Seller or Tenant under any Declaration nor has there occurred any event which, by lapse of time or otherwise, will result in any default by Seller or Tenant under any Declaration.
(g)
Leasing Commissions. To Seller’s actual knowledge, all leasing commissions, brokerage fees and management fees accrued or due and payable under any lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof as disclosed (if any) in Exhibit “C” attached hereto (the “Commission Agreements”), as of the date hereof and at the Closing have been or shall be paid in full; and Seller shall terminate the Commission Agreements as to the Property and the Lease and pay all sums that may be due thereunder at Closing at no cost to Purchaser. Seller acknowledges and agrees that in no event either prior to or after Closing shall Purchaser be responsible for any sums due under any Commission Agreement.
(h)
Taxes and Assessments. Seller has not filed notices of protests against, or to commence action to review, real property tax assessments against the Property To Seller’s actual knowledge, Seller has not received written notice of any assessments by a public body, whether municipal, county or state, imposed, contemplated or confirmed and ratified against any of the Property for public or private improvements which are now or hereafter payable.
(i)
Environmental Matters. Seller has no actual knowledge of any written notice(s) of any Hazardous Substances located in, upon or under the Property being in violation of or alleged to be in violation of any applicable Environmental Laws.

(j)
Compliance with Laws. To Seller’s actual knowledge, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof.
(k)
Easements and Other Agreements. To Seller’s actual knowledge, there are no violations of the terms and provisions of any of the terms, covenants, conditions, restrictions or easements constituting a Permitted Exception.
(l)
Other Agreements. Except for the Lease, the Commission Agreements (if any) and the Permitted Exceptions, to Seller’s actual knowledge, there are no management agreements, service agreements, brokerage agreements, leasing agreements, licensing agreements, easement agreements, or other agreements or instruments in force or effect that (i) grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property, or (ii) establish, in favor of the Property, any right, title, interest in any other real property relating to the use, operation, management, maintenance or repair of all or any part of the Property which, in either event, will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to Closing.
(m)
Condemnation. To Seller’s actual knowledge, Seller has not received written notice of the commencement of any actual or threatened proceedings for taking by condemnation or eminent domain of any part of the Property.
(n)
Insurance. Seller is not required to carry and does not carry any insurance policies under the Lease. There are no insurance policies for Seller to terminate as of Closing.
(o)
Submission Items. To Seller’s actual knowledge, the Seller’s Disclosure Materials are, or upon submission will be, complete and correct copies of such items as are in Seller’s possession or control. Seller has not intentionally altered, modified, redacted or otherwise changed any such materials, including the Seller’s Disclosure Materials.
(p)
Commitments to Governmental Authority. To Seller’s actual knowledge, Seller has not made any commitments to any governmental authority, developer, utility company, school board, church or other religious body or any property owners’ association or to any other organization, group or individual relating to the Property which would impose an obligation upon Purchaser or its successors and assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. The provisions of this section shall not apply to any local real estate taxes assessed against the Property.
(q)
Personal Property. To Seller’s actual knowledge, there is no Personal Property located on the Property that is owned by Seller. Any personal property located on the Property is owned by Tenant, subject to the terms and conditions of the Lease.
(r)
No Rights to Purchase. Except for this Agreement, Seller has not entered into, and has no actual knowledge of any other agreement, commitment, option, right of first refusal, right of first offer or any other agreement, whether oral or written, with respect to the sale, purchase, assignment or transfer of all or any portion of the Property.
(s)
Tenant Approvals and Consents. There are no Tenant Approvals and Consents required under the Lease to consummate the transaction contemplated by this Agreement.

The phrase “to Seller’s actual knowledge” and terms of similar import shall mean the actual current (and not constructive) knowledge, without inquiry or investigation, of Annette Brands (“Seller Representative”). Any reference to Seller’s receipt of “notice” shall mean the receipt of notice by the Seller Representative. Notwithstanding anything to the contrary, the Seller Representative shall have no personal liability in connection with any representations or warranties of Seller made in this Agreement.

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade in all material respects by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of twelve (12) months (the “Limitation Period”), and upon expiration thereof shall be of no further force or effect, except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach. Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation, except statutory limitations, with respect to acts involving fraud or intentional misrepresentation on behalf of Seller. Seller acknowledges and agrees that Purchaser has relied and has the right to rely upon the foregoing in connection with Purchaser’s consummation of the transaction set forth in this Agreement.

Subject to the immediately preceding paragraphs, and the Limitation Period and statutory limitations referenced therein, Seller hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to Purchaser) and hold harmless Purchaser and its subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) (i) which may be asserted against or suffered by Purchaser or the Property after the Closing Date as a result or on account of any breach of any representation, warranty or covenant on the part of Seller made herein or in any instrument or document delivered by Seller pursuant hereto or (ii) which may at any time following the Closing Date be asserted against or suffered by Purchaser arising out of or resulting from any matter pertaining to the operation of the Property prior to the Closing Date. Notwithstanding anything to the contrary contained herein, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations of Seller under this Agreement shall not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Liability Cap”); provided, however, the foregoing liability limitation shall not apply to any fraudulent actions or intentional misrepresentations of Seller. Seller shall not be liable to Purchaser in respect of the representations, warranties, indemnifications, covenants or other obligations of Seller under this Agreement unless and until the sum of such obligations exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the aggregate (the “Liability Basket”); provided, however, the foregoing liability limitation shall not apply to any fraudulent actions or intentional misrepresentations of Seller.

If Purchaser has actual knowledge of a breach of a representation or warranty by Seller prior to the expiration of the Inspection Period, and Purchaser elects not to terminate this Agreement in accordance with Section 3.3 regardless of such knowledge, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith; provided, however, if Purchaser obtains knowledge of any such breach after the expiration of the Inspection Period, but prior to the Closing Date, and Seller fails to cure any such breach to Purchaser’s satisfaction after receipt of written notice from Purchaser identifying any such breach, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case all Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement. In no event shall Seller be liable to the Purchaser under this Agreement for lost profits or other special, incidental or consequential damages or for punitive or exemplary damages.

In no event shall Seller be liable to the Purchaser under this Agreement for lost profits or other special, incidental or consequential damages or for punitive or exemplary damages.

4.2
Covenants and Agreements of Seller.
(a)
Seller’s Continued Performance under the Lease. Seller shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease.
(b)
Leasing and Licensing Arrangements. During the pendency of this Agreement, Seller will not enter into any lease or license affecting the Property, or modify or amend in any material respect, or terminate the Lease without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such requests by Seller shall be accompanied by a copy of any proposed modification or amendment of the Lease or of any new lease or license that Seller wishes to execute between the Effective Date and the Closing Date.
(c)
New Contracts and Easements. During the pendency of this Agreement, Seller will not enter into any contract or easement, or modify, amend, renew or extend any existing contract or easement, that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
(d)
Tenant Estoppel Certificate. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser within the time period set forth in Section 6.1(e) a written Tenant Estoppel Certificate executed by Tenant as provided for in Section 6.1(e). The failure of Seller to obtain the Tenant Estoppel Certificate shall not constitute an event of default by Seller hereunder; provided, however, that Purchaser’s receipt of such Tenant Estoppel Certificate shall remain a Purchaser Condition Precedent to Closing as provided in Section 6.1(e).
(e)
Declaration Estoppel Certificate. Seller shall, at Purchaser’s expense, submit a written Declaration Estoppel Certificate to the parties designated by Purchaser under each Declaration and shall use commercially reasonable efforts to pursue obtaining such Declaration Estoppel Certificates prior to the expiration of the Inspection Period; each Declaration Estoppel Certificate shall be prepared by Purchaser in the form attached hereto as Schedule 5 or otherwise shall provide certifications reasonably satisfactory to Purchaser and Purchaser’s Lender (if applicable), and at a minimum shall (i) be dated within thirty (30) days prior to the Closing Date, (ii) confirm the monetary obligations of the owner of the Property, including any annual maintenance assessments, and (iii) confirm the absence of any defaults by Seller and Tenant under the Declaration as of the date thereof. The failure of Seller to obtain a Declaration Estoppel Certificate for each Declaration shall not constitute an event of default by Seller hereunder, nor shall receipt of the same constitute a Purchaser Condition Precedent to Closing under Section 6.1.
(f)
Subordination, Non-Disturbance and Attornment Agreement. If applicable, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser within the time period set forth in Section 6.1(f) an original written Subordination, Non-Disturbance and Attornment Agreement executed by Tenant in form acceptable to Purchaser’s Lender (the “SNDA”). The failure of Seller to obtain the SNDA shall not constitute an event of default by Seller hereunder; provided, however, that Purchaser’s receipt of such SNDA shall remain a Purchaser Condition Precedent to Closing as provided in Section 6.1(f).
(g)
Notices. Seller shall, promptly upon Seller’s obtaining knowledge thereof, provide Purchaser with a written notice of any event which has a material adverse effect on the Property.

(h)
Notices of Violation. Seller shall promptly provide Purchaser with written notice of any violation of any legal requirements or insurance requirements affecting the Property, any service of process relating to the Property or which affects Seller’s ability to perform its obligations under this Agreement, any complaints or allegations of default received from Tenant, or any other correspondence or notice received by Seller which has or has the potential to have a material adverse effect on the Property.
4.3
Representations and Warranties of Purchaser.
(a)
Organization, Authorization and Consents. Purchaser is a duly organized and validly existing limited partnership under the laws of the State of Delaware. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
(b)
Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
(c)
No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
(d)
Litigation. No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

The phrase “to Purchaser’s actual knowledge” and terms of similar import shall mean the actual current (and not constructive) knowledge, without inquiry or investigation, of David Sobelman (“Purchaser Representative”). Any reference to Purchaser’s receipt of “notice” shall mean the receipt of notice by the Purchaser Representative. Notwithstanding anything to the contrary, the Purchaser Representative shall have no personal liability in connection with any representations or warranties of Seller made in this Agreement.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of twelve (12) months, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach. Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation, except statutory limitations, with respect to acts involving fraud or intentional misrepresentation on behalf of Purchaser. Purchaser acknowledges and agrees that Seller has relied and has the right to rely upon the foregoing in connection with Seller’s consummation of the transaction set forth in this Agreement.

Subject to the immediately preceding paragraphs, and the Limitation Period and statutory limitations referenced therein, Purchaser hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to Seller) hold harmless Seller and its subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) which may at any time (i) be asserted against or suffered by Seller after the Closing Date as a result or on account of any breach of any warranty, representation or covenant on the part of Purchaser made herein or in any instrument or document delivered pursuant hereto or (ii) which may at any time following the Closing Date be asserted against or suffered by Seller arising out of or resulting from any matter pertaining to the operation or ownership of the Property by Purchaser from and after the Closing Date. Notwithstanding anything to the contrary contained herein, the aggregate liability of Purchaser arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations of Purchaser under this Agreement shall not exceed the Liability Cap; provided, however, the foregoing liability limitation shall not apply to any fraudulent actions or intentional misrepresentations of Purchaser. Purchaser shall not be liable to Seller in respect of the representations, warranties, indemnifications, covenants or other obligations of Purchaser under this Agreement unless and until the sum of such obligations exceeds the Liability Basket; provided, however, the foregoing liability limitation shall not apply to any fraudulent actions or intentional misrepresentations of Purchaser.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS
5.1
Seller’s Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser or the Title Agent (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
(a)
Deed. A special warranty deed to the Land and Improvements, in the form attached hereto as Schedule 1 (the “Deed”), subject only to the Lease and the Permitted Exceptions;
(b)
Assignment and Assumption of Lease and Security Deposits. An assignment and assumption of Lease and Security Deposits and, to the extent required elsewhere in this Agreement, in the form attached hereto as Schedule 2 (the “Assignment and Assumption of Lease”);
(c)
Memorandum of Assignment of Lease. A memorandum of assignment of Lease in form acceptable to Seller and Purchaser (the “Memorandum of Assignment of Lease”);
(d)
General Assignment. An assignment of the Intangible Property in the form attached hereto as Schedule 4 (the “General Assignment”);
(e)
Seller’s Affidavit. An owner’s affidavit in a form to be provided by Title Agent (“Seller’s Affidavit”);
(f)
Seller’s Certificate. A certificate in the form attached hereto as Schedule 6 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Seller’s representations, warranties, and agreements set forth in Section 4.1 hereof;
(g)
FIRPTA Affidavit A FIRPTA Affidavit in the form attached hereto as Schedule 8;

(h)
Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;
(i)
Notice of Sale. Seller will join with Purchaser (or its Affiliate) in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Notice of Sale”), which Purchaser shall send to Tenant under the Lease informing such tenant of the transfer of the Property and of assignment to and assumption by Purchaser (or its Affiliate) of the Lease and Security Deposit and directing that all rent and other sums payable for periods after the Closing under the Lease shall be paid as set forth in the notice;
(j)
Keys. All of the keys to any door or lock on the Property in Seller’s possession, if any; and
(k)
Other Documents. Such other documents as shall be reasonably requested by Purchaser’s counsel or the Title Agent to effectuate the purposes and intent of this Agreement.
5.2
Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller or the Title Company (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
(a)
Assignment and Assumption of Lease. An Assignment and Assumption of Lease;
(b)
Memorandum of Assignment of Lease. A Memorandum of Assignment of Lease;
(c)
General Assignment. A General Assignment;
(d)
Purchaser’s Certificate. A certificate in the form attached hereto as Schedule 9 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.3 of this Agreement;
(e)
Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;
(f)
Notice of Sale. A Notice of Sale; and
(g)
Other Documents. Such other documents as shall be reasonably requested by Seller’s counsel or the Title Agent to effectuate the purposes and intent of this Agreement.
5.3
Closing Costs. Seller shall pay the cost of the documentary/revenue stamps, transfer taxes, excise taxes imposed by the State of Kansas or the county in which the Land is located upon the conveyance of the Property pursuant hereto (to the extent any such taxes are applicable), the cost of the Title Commitment and the base premium of the Title Policy, including title examination fees related thereto and any updates to the Title Commitment, the attorneys’ fees of Seller, the cost of obtaining and recording any curative title instruments, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of the Survey, all recording fees on all instruments to be recorded in connection with this transaction (except any curative title instruments), the cost of any endorsements to the Title Policy, the cost of any loan policy of title insurance and endorsements thereto, documentary stamps and intangible taxes with respect to any loan obtained by Purchaser, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4
Prorations and Credits. The items in this Section 5.4 shall be prorated between Seller and Purchaser or credited, as specified:
(a)
Taxes. Seller and Purchaser acknowledge and agree that the Tenant is responsible for all ad valorem taxes assessed against the Property (the “Taxes) As such, there shall be no proration of Taxes at Closing.
(b)
Rents, Income and Other Expenses. All rent actually received by Seller shall be prorated as of the Closing Date, with Seller being entitled to, and having the right to receive, all rents accruing prior to the Closing Date, and Purchaser being entitled to, and having the right to receive, all rents accruing from and after the Closing Date. Seller and Purchaser acknowledge and agree that the Tenant is responsible for operating expenses incurred in connection with the Property. As such, there shall be no proration at Closing. To the extent applicable, Seller shall be responsible for collecting and remitting all sales and use taxes that are due or become due on rent payments under the Lease received by Seller prior to Closing. To the extent applicable, Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing.
(c)
Security Deposits. Purchaser shall receive a credit at Closing for all Security Deposits received by Seller (and any interest thereon required to be reimbursed to any tenant), if any, pursuant to the Lease or pursuant to applicable law.

The provisions of this Section 5.4 shall survive the Closing.

ARTICLE 6.

CONDITIONS TO CLOSING
6.1
Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions on or before Closing or on or before such time specified in this Agreement (whichever is applicable), any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date (collectively, the “Purchaser Conditions Precedent”):
(a)
No material adverse change in the condition of the Property has occurred since the Effective Date of this Agreement; provided, however, the foregoing condition shall not apply to general occurrences not related to the condition of the Property, including, without limitation, economic or market shifts, pandemics, quarantines, riots, acts of terrorism or war, insurrections, acts of God, or labor disturbances.
(b)
Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof.
(c)
Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement.
(d)
All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing.
(e)
At least five (5) Business Days prior to the Closing, Purchaser shall have received the executed Tenant Estoppel Certificate in the form attached hereto to as Schedule 7 or which otherwise provides certifications reasonably satisfactory to Purchaser and Purchaser’s Lender (if applicable), which at a minimum shall (i) be dated within thirty (30) days prior to the Closing Date, (ii) confirm the material terms of the applicable Lease, as contained in the copy of the Lease delivered to Purchaser hereunder, and (iii) confirm the absence of any defaults by Seller and Tenant under the Lease as of the date thereof.
(f)
If applicable, at least five (5) Business Days prior to the Closing, Purchaser shall have received the executed SNDA for the Lease in form acceptable to Purchaser’s Lender.
(g)
The delivery by the Title Agent on the Closing Date of a “marked up” Title Commitment, subject only to the Permitted Exceptions, with gap coverage, deleting all requirements and deleting the standard exceptions.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) on or before the time period specified herein (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

ARTICLE 7.

CASUALTY AND CONDEMNATION
7.1
Casualty. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive), subject to the terms and provisions of the Lease, any insurance proceeds due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of Fifty Thousand and No/100 Dollars ($50,000.00) or less; (ii) which can be restored and repaired within ninety (90) days from the date of such damage or destruction; and (iii) in which Seller’s rights under its insurance policy covering the Property are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2
Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days after the receipt of such notice from Seller, elect to terminate this Agreement. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. If Purchaser does not elect to terminate this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2 (and either the 30-day period within which Purchaser has a right to terminate this Agreement pursuant to this Section 7.2 has expired or Purchaser has agreed to waive its right to terminate this Agreement), and provided that the Inspection Period has expired and Purchaser has delivered the Earnest Money to Escrow Agent, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.
ARTICLE 8.

DEFAULT AND REMEDIES
8.1
Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than Seller’s default, failure of a condition to Purchaser's obligation to close or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. Nothing contained in this Section 8.1 to the contrary shall release or absolve Purchaser from its obligation to indemnify, defend and hold Seller harmless under those provisions of this Agreement which by their express terms survive the termination of this Agreement
8.2
Seller’s Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction up to a maximum of Seventy-Five Thousand and No/100 Dollars ($75,000.00) which shall be reimbursed by Seller to Purchaser within ten

(10) Business Days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement. If specific performance is not available to Purchaser as a result of Seller having sold the Property or any portion thereof to another party then, or as a result of a willful and intentional act or omission of Seller, in addition to Purchaser’s termination right and reimbursement rights referenced herein, Purchaser shall have all remedies available at law or in equity, including, but not limited to, the right to pursue its actual damages (but not special, incidental, consequential, punitive or exemplary damages).
8.3
Fraud/Misrepresentation. Notwithstanding anything contained in Section 8.1 or 8.2 above, either party may pursue the other party for any legal or equitable remedy which may be available as a result of fraud committed by the other party or a willful and intentional misrepresentation made by the other party.
ARTICLE 9.

ASSIGNMENT
9.1
Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned to any entity that is an Affiliate of Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons. In the event of any assignment of this Agreement, Purchaser will nevertheless remain liable for the performance of all covenants and obligations of Purchaser under this Agreement, and Purchaser shall be required to close this transaction pursuant to such obligations even if the permitted assignee fails to do so.
ARTICLE 10.

BROKERAGE COMMISSIONS
10.1
Brokers. All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Purchaser without the assistance or intervention of any person or entity as agent or broker other than Generation Income Properties, L.P., a Delaware limited partnership., and Hanley Investment Group, Inc., in association with ParaSell, Inc. Seller and Purchaser warrant and represent to each other that Seller and Purchaser have not entered into any agreement or arrangement and have not received services from any other broker, realtor, or agent or any employees or independent contractors of any other broker, realtor or agent, and that, there are and will be no broker's, realtor's or agent's commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications other than amounts due Generation Income Properties, L.P. and Hanley Investment Group, Inc., in association with ParaSell, Inc., as provided herein. Seller agrees to pay Generation Income Properties, L.P., an acquisition fee of one percent (1.0%) of the Purchase Price at Closing. Seller agrees to pay Hanley Investment Group, Inc., in association with ParaSell, Inc. a commission pursuant to a separate written agreement. Seller and Purchaser agree to hold each other harmless from and to indemnify the other against any liabilities, damages, losses, costs, or expenses incurred by the other in the event of the breach or inaccuracy of any covenant, warranty or representation made by it in this Section 10.1. The provisions of this Section 10.1 shall survive the Closing or earlier termination of this Agreement.
ARTICLE 11.

MISCELLANEOUS
11.1
Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, by email or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses, facsimile numbers or email addressed set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER: Generation Income Properties, L.P.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Attention: David Sobelman

Facsimile: (813) 448-1234

Email: ds@gipreit.com

with a copy to: Trenam Law

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33701

Attention: Timothy M. Hughes, Esq.

Facsimile: (727) 502-3408

Email: thughes@trenam.com

SELLER: Harbor Terrace Limited Partnership

1150 Lombard Street, #15

San Francisco, California 94109

Attention: Annette Brands

Email: abrands@me.com

with a copy to: Acuff & Associates, PLLC

1962 Blake Street, Suite 200

Denver, Colorado 80202

Attn: J. Cody Acuff

Email: cacuff@acufflawpllc.com, cgalanter@acufflawpllc.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party. Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel.

11.2
Possession. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the Tenant under the Lease, shall be delivered by Seller to Purchaser on the Closing Date.
11.3
Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.
11.4
Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.
11.5
Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
11.6
Survival. The provisions of this Article 11 and all other provisions in this Agreement which expressly provide that they shall survive the Closing (subject to any specific limitations) or any earlier termination of this Agreement shall not be merged into the execution and delivery of the Deed.
11.7
General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Kansas. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.
11.8
Attorney’s Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees (at all levels of trial and appeal, and including the determination of court costs and reasonable attorney’s fees) actually incurred from the other.

11.9
Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.
11.10
Escrow Terms. The Earnest Money shall be held in escrow by Escrow Agent on the following terms and conditions:
(a)
Escrow Agent shall deliver the Earnest Money to Seller or Purchaser, as the case may be, in accordance with the provisions of this Agreement. Escrow Agent shall deposit the Earnest Money in an I.O.T.A. Trust Account.
(b)
Any notice to or demand upon Escrow Agent shall be in writing and shall be sufficient only if received by Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed, emailed or delivered by overnight courier to at the address for Escrow Agent shown in and pursuant to Section 11.1 of this Agreement. Notices from Escrow Agent to Seller or Purchaser shall be mailed, emailed or delivered by overnight courier to them at the addresses for each party shown in and pursuant to Section 11.1 of this Agreement.
(c)
In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys' fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent's acts or omissions. To the extent that Escrow Agent holds Earnest Money under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Earnest Money with any such attorneys' fees, court costs and expenses as they are incurred by Escrow Agent. In the event that conflicting demands are made on Escrow Agent, or Escrow Agent, in good faith, believes that any demands with regard to the Earnest Money are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court. Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Earnest Money for its reasonable costs and attorneys' fees in connection with same, through final appellate review. To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys' fees, court costs and expenses.
(d)
Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent's gross negligence or willful misconduct; (d) any loss or impairment of the Earnest Money that has been deposited in escrow while the Earnest Money is in the course of collection or while the Earnest Money is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Earnest Money due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.
(e)
Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver,

consent, receipt or other paper or document believed by Escrow Agent to be genuine. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct. Upon completion of the disbursement of the Earnest Money, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder.
(f)
The terms and provisions of this Article shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof.
(g)
Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

11.11 AS IS Conveyance. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN ANY AGREEMENT OR INSTRUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT CLOSING, INCLUDING, BUT NOT LIMITED TO, THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED (THE “CLOSING DOCUMENTS”), PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER OR ANY AGENT OR EMPLOYEE THEREOF REGARDING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS PHYSICAL CONDITION, ITS SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH LAWS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR THE PRESENCE OR ABSENCE OF CHEMICALS, TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES THEREUPON, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS. EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, PURCHASER SHALL ACCEPT THE PROPERTY IN ITS “AS IS”, “WHERE IS”, “WITH ALL FAULTS” CONDITION, AND SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED.

EXCEPT FOR ANY REPRESENTATIONS, WARRANTIES, INDEMNIFICATIONS, COVENANTS OR OTHER OBLIGATIONS OF SELLER THAT EXPRESSLY SURVIVE CLOSING HEREUNDER AND IN ANY CLOSING DOCUMENTS, AFTER CLOSING SELLER SHALL BE UNDER NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY.

EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR OTHER INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY.

PURCHASER ACKNOWLEDGES THAT IT IS A SOPHISTICATED REAL ESTATE INVESTOR WHO SHALL HAVE HAD, AS OF THE CLOSING DATE, OPEN ACCESS TO, AND SUFFICIENT TIME TO REVIEW, ALL INFORMATION, DOCUMENTS, AGREEMENTS, STUDIES AND TESTS RELATING TO THE PROPERTY THAT PURCHASER ELECTS TO CONDUCT, AND CONDUCT A COMPLETE AND THOROUGH INSPECTION, ANALYSIS AND EVALUATION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL ISSUES, IF ANY, AND

SHALL CONDUCT SUCH TESTS, PRIOR TO THE CLOSING DATE, AND RECEIVE AND REVIEW SUCH INFORMATION AS PURCHASER SHALL REQUIRE IN THE COURSE OF ITS INVESTIGATION.

PURCHASER SHALL UNDERTAKE SUCH INVESTIGATION AS SHALL BE REQUIRED TO MAKE PURCHASER FULLY AWARE OF THE CONDITION OF THE PROPERTY, INCLUDING THE ENVIRONMENTAL CONDITION OF THE LAND, AS WELL AS ALL FACTS, CIRCUMSTANCES AND INFORMATION WHICH MAY AFFECT THE USE AND OPERATION OF THE PROPERTY, AND PURCHASER COVENANTS AND WARRANTS TO SELLER THAT PURCHASER SHALL RELY, EXCEPT TO THE EXTENT OF SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED HEREUNDER, OR IN ANY CLOSING DOCUMENTS, SOLELY ON PURCHASER’S OWN DUE DILIGENCE INVESTIGATION IN DETERMINING TO PURCHASE THE PROPERTY.

THE PROVISIONS OF THIS SECTION 11.11 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT WHETHER OR NOT INCORPORATED INTO THE DEED TO BE DELIVERED AT CLOSING.

11.12 Waiver and Release by Purchaser. As a material inducement to Seller to enter into the Agreement, and with the exception of those remedies expressly provided in this Agreement with respect to a breach by Seller, and with the exception of any representations, warranties, indemnifications, covenants or other obligations of Seller that expressly survive Closing in this Agreement and in any Closing Documents, effective as of the Closing, Purchaser, for itself and on behalf of its successors and assigns hereunder, hereby irrevocably and unconditionally waives, releases, acquits, compromises with and forever discharges the Seller and each of the Seller’s predecessors, successors, assigns, agents, partners, directors, officers, employees, insurance companies, representatives, attorneys, divisions, subsidiaries, affiliates (and partners, agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively “Seller Released Parties”), from and for all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising in connection with the Property, whether prior to or after the Closing, including, but not limited to claims under any federal, state or local laws, including, without limitation, Environmental Laws, which Purchaser now or in the future has, owns or holds, or claims to have, own or hold, or claimed to have, own or hold against any of the Seller Released Parties. The provisions of this Section 11.12 shall survive the Closing whether or not incorporated into the Deed to be delivered at Closing.

11.13 Waiver and Release by Seller. As a material inducement to Purchaser to enter into the Agreement, and with the exception of those remedies expressly provided in this Agreement with respect to a breach by Purchaser, and with the exception of any representations, warranties, indemnifications, covenants or other obligations of Purchaser that expressly survive Closing in this Agreement and in any Closing Documents, effective as of the Closing, Seller, for itself and on behalf of its successors and assigns hereunder, hereby irrevocably and unconditionally waives, releases, acquits, compromises with and forever discharges the Purchaser and each of the Purchaser’s predecessors, successors, assigns, agents, partners, directors, officers, employees, insurance companies, representatives, attorneys, divisions, subsidiaries, affiliates (and partners, agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively “Purchaser Released Parties”), from and for all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising in connection with the Property, whether prior to or after the Closing, including, but not limited to claims under any federal, state or local laws, including, without limitation, Environmental Laws, which Seller now or in the future has, owns or holds, or claims to have, own or hold, or claimed to have, own or hold against any of the Purchaser Released Parties. The provisions of this Section 11.13 shall survive the Closing whether or not incorporated into the Deed to be delivered at Closing.

[Remainder of Page Intentionally Blank – Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLER:

HARBOR TERRACE LIMITED PARTNERSHIP,

a California limited partnership

By: The Brands Family Trust f/b/o Annette M.

Brands u/t/d December 1, 1992,

its General Partner

By: /s/ Annette Brands

Name: Annette M. Brands

Title: Trustee

Date of Execution:

February 9, 2023

PURCHASER:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By: Generation Income Properties, Inc.,

Its Sole General Partner

By: /s/ David Sobelman

Name: David Sobelman

Title: President

Date of Execution:

February 10, 2023

IN WITNESS WHEREOF, the undersigned Escrow Agent has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 11.10 hereof.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By: /s/ Lindsey Mann

Name: Lindsey Mann

Title: Senior National Commercial Escrow Officer

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

That part of Lot 3, SHOPPING CENTER - N.E. CORNER, 119TH & METCALF, a subdivision of land in the City of Overland Park, Johnson County, Kansas, more particularly described as follows:

Beginning at the Northwest corner of Lot 3 in said subdivision; thence South 84 degrees, 44 minutes, 48 seconds East, along the North line of Lot 3 a distance of 374.70 feet to a point; thence South 05 degrees, 51 minutes, 00 seconds West, a distance of 40.82 feet to a point; thence South 55 degrees, 46 minutes, 11 seconds West, a distance of 80.87 feet to a point; thence South 05 degrees, 51 minutes, 00 seconds West, a distance of 52.05 feet to a point; thence North 84 degrees, 09 minutes, 00 seconds West, a distance of 5.89 feet to a point; thence South 05 degrees, 52 minutes, 28 seconds West, a distance of 184.69 feet to a point; thence South 84 degrees, 09 minutes, 00 seconds East, a distance of 23.85 feet to a point; thence South 05 degrees, 51 minutes, 00 seconds West, a distance of 97.00 feet to a point; thence North 84 degrees, 09 minutes, 00 seconds West, a distance of 30.00 feet to a point; thence South 05 degrees, 51 minutes, 00 seconds West, a distance of 269.43 feet to a point on the South line of Lot 3; thence North 55 degrees, 42 minutes, 36 seconds West, along the South line of Lot 3, a distance of 54.29 feet to a point; thence North 82 degrees, 33 minutes, 58 seconds West along the South line of Lot 3 a distance of 265.09 feet to the Southwest corner of Lot 3; thence North 13 degrees, 46 minutes, 06 seconds East, along the West line of Lot 3, a distance of 177.23 feet to a point; thence North 01 degrees, 27 minutes, 30 seconds West, along the West line of Lot 3, a distance of 181.87 feet to a point; thence North 07 degrees, 53 minutes, 06 seconds East, along the West line of Lot 3, a distance of 303.23 feet to the Point of Beginning.

EXHIBIT “B”

INTENTIONALLY DELETED

EXHIBIT “C”

LIST OF EXISTING COMMISSION AGREEMENTS

I. Commission Agreements Entered Into By Seller During Its Ownership of Property: None.

SCHEDULE 1

FORM OF SPECIAL WARRANTY DEED

STATE OF KANSAS §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF JOHNSON §

THIS DEED, made as of the _____ day of ______ 2022, by and between __________, a ___________ ("Grantor"), whose mailing address is _______________, and ________________, a __________________("Grantee"), whose mailing address is __________________.

WITNESSETH: Grantor, in consideration of the sum of Ten Dollars ($10.00) does by these presents, SELL and CONVEY unto Grantee, its successors and assigns, the following described land, lying, being, and situate in the County of Johnson and State of Kansas, to‑wit:

See Exhibit A attached hereto and incorporated herein by this reference;

Together with all buildings, structures, and improvements located thereon and all of Grantor’s rights, titles, interests and privileges appurtenant thereto, including, without limitation, in and to any adjacent streets, alleys, rights-of-way, easements and any adjacent strips and gores of real estate (collectively, the “Property”);

SUBJECT, however, to those matters set forth in Exhibit B attached hereto and incorporated herein by this reference (the “Permitted Exceptions”), to the extent the same are valid and subsisting and affect the Property.

HAVE AND TO HOLD the Property unto Grantee, and Grantee’s successors and assigns in fee simple forever, and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, other than as set forth in the Permitted Exceptions, all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

[signature and notary block appear in final document]

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Exhibit A

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Exhibit B

1.
The lien for 2022 ad valorem taxes not yet due and payable.

2.
All valid and subsisting restrictions, reservations, conditions, limitations, covenants, exceptions, mineral conveyances, and easements properly of record in the Real Property Records of Johnson County, Kansas

Schedule 2

Form of Assignment and Assumption of Lease

and Security DepositS

ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between _________________________, a ________________ (“Assignor”), and_________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain ______________ affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out any obligation or liability of landlord under the Lease relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

Exhibit A

Legal Description

Schedule 3

intentionally deleted

Schedule 4

Form of General Assignment of

Seller’s Interest in Intangible Property

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the _____ day of __________, 20___ by ______________________, a ___________________ (“Assignor”) to ______________________, a ___________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in ___________, ___________ County, ____________, and more particularly described on Exhibit ”A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of ________ __, 20__, between Assignor and Assignee (the “Sales Contract”).

2. Assignor hereby unconditionally and absolutely transfers, conveys and sets over to Assignee, without warranty or representation of any kind, express or implied, except for the representations and warranties of Assignor expressly set forth in this Assignment, all right, title and interest of Assignor in any and all Intangible Property (as such term is defined in the Sales Contract). The Intangible Property does not include any property owned by tenants, contractors or licensees.

3. ASSIGNOR HEREBY REPRESENTS AND WARRANTS THAT ASSIGNOR’S INTEREST IN THE INTANGIBLE PROPERTY IS FREE OF ALL LIENS OR OTHER SECURITY INTERESTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF ASSIGNOR EXPRESSLY SET FORTH IN THIS ASSIGNMENT, ALL WARRANTIES OF QUALITY OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY WITH RESPECT TO THE INTANGIBLE PROPERTY ARE HEREBY EXPRESSLY EXCLUDED. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF ASSIGNOR EXPRESSLY SET FORTH IN THIS ASSIGNMENT, THE INTANGIBLE PROPERTY SOLD HEREUNDER IS SOLD IN “AS IS” AND “WHERE IS” CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY ASSIGNOR.

4. This Assignment shall inure to the benefit of Assignee, and be binding upon Assignor, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

SCHEDULE 5

FORM OF DECLARATION ESTOPPEL CERTIFICATE

[SUBJECT TO REVIEW AND approval of local co-COUNSEL]

ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE (this “Certificate”) has been executed this _____ day of ______________, 20___, by ___________________________ (“Owner”) and _________________________________ (the “Association”) to and for the benefit of _________________________ (“Purchaser”). Owner and Association are collectively referred to as “Declarant” and Purchaser and its lenders, affiliates, principals, successors and/or assigns are collectively referred to as “Beneficiary”.

R E C I T A L S:

A. Beneficiary has now or will soon hereafter acquire fee title to that certain property located at _________________ (the “Property”). The current owner of the Property is _________________ (“Seller”). Seller leases the Property to (“Tenant”).

B. Reference is made to that certain dated and recorded in Official Records Book , Page of the Public Records of ________ County, __________, as amended by (such instrument, as so amended and assigned, is hereinafter referred to as the “Declaration”). Unless otherwise defined herein, all initially capitalized terms have the respective meanings assigned to such terms in the Declaration.

C. As a condition to Beneficiary’s acquisition of the Property, Beneficiary has requested and Declarant has agreed to deliver this Certificate with respect to certain matters covered under the Declaration. Beneficiary would not have agreed to acquire the Property in the absence of this Certificate.

In consideration of the recitals set forth above, Declarant hereby certifies to Beneficiary, and otherwise consents and approves, the following:

E S T O P E L M A T E R S:

Section 1. The Declaration is in full force and effect.

Section 2. Except as set forth above, the Declaration has not been modified, supplemented, or amended in any way.

Section 3. Seller and Tenant are current on all of their obligations under the Declaration, including, without limitation, the obligation to pay all fees, general and/or special assessments thereunder. There are no violations on the part of Seller or Tenant under the Declaration. There are no outstanding amounts payable by Seller or Tenant to the Association under the Declaration.

Section 4. The Association has not delivered any notices of default under the Declaration to Seller or Tenant in connection with the Property. To Declarant’s actual knowledge as of the date of this certificate, there exist no defaults under the Declaration and no event or omission which, with the passage of time or the giving of notice or both, would constitute a default under the Declaration by Seller or Tenant, as related to the Property.

Section 5. All approvals, if any, required under the Declaration with respect to the Property have been obtained.

Section 6. Pursuant to Section of the Declaration, the “proportionate share” (based on acreage excluding common area acreage) allocated to the Property is ______%.

Section 7. All amounts due from the Seller and/or Tenant under the Declaration for _______________ have been paid in full to and including ___________, ____. For the last full calendar year, the total amount paid by Seller and Tenant for ____________ was $ ______________.

Section 8. The undersigned has no claim of lien against the Property under the Declaration.

Section 9. The undersigned is duly authorized to sign and deliver this Certificate, and that no other signatures are required or necessary in connection with the execution and validity of this Certificate.

Section 10. This Certificate shall have the effect of estopping the undersigned from making any assertions contrary to the contents hereof; and shall serve as a waiver of any claim by the undersigned to the extent that such claim is asserted against any person permitted to rely upon, and who has acted in reliance upon, this estoppel certificate.

Section 11. This Certificate shall inure to the benefit of Beneficiary and shall be binding upon their respective heirs, personal representatives, successors, and assigns of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the day and year first written above.

By:

Print Name:

Title:

Schedule 6

Form of Seller’s Certificate

(as to Seller’s Representations and Warranties)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by ________________, a _________________ (“Seller”), this ___ day of ______________, 20__, for the benefit of ________________, a _________________ (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of _______________, 20__, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property located in ___________, __________ County, __________, and more particularly described on Exhibit ”A” attached hereto and made a part hereof (the “Property”), Seller certifies all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations and qualifications set forth in Section 4.1 of the Contract, survive for a period of twelve (12) months after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

SELLER:

________________________, a ____________________

By:

Name:

Its:

Schedule 7

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

TO: ______________________

______________________

______________________

______________________

_____________________ (“Tenant”) hereby certifies to __________________ ("Buyer"), and to Buyer's lenders, affiliates, principals, successor and/or assigns (collectively, the "Buyer Parties") as follows:

1.
Tenant is the present tenant under that certain Lease (the “Lease”) dated _____________, _____ by and between Tenant and ___________________ (“Landlord”). The Lease is in full force and effect and has not been modified, changed, altered, or amended in any respect, except as follows (insert "none" if applicable):

__________________________________________________________________________________________________________________________________________________________________________

2.
The Lease is for the leased premises (the “Premises”) described as _________________________________________________, ________, ________ County, __________.
3.
A true and complete copy of the Lease, including all modifications of the Lease, if any, is attached to this Certificate.
4.
To the best of Tenant’s knowledge, the information set forth below is true and correct:

*Square footage covered by the Lease: ____________

*Annual rent for 20__: ___________________ plus applicable sales tax of _____________ payable in monthly payments of ________ plus applicable sales tax of .

*Lease commencement date:____________________.

*Lease termination date:________________________.

*Extension Options: ______________________________________________________.

*Rent is paid to and including:___________________.

*Additional rent being paid is for and in the amount of:__________.

*Security Deposit:____________

*Prepaid rental for and in amount of:______________.

5.
No rent has been collected in the current month other than as provided for in the Lease. Landlord has paid, credited or satisfied its entire obligation to Tenant with respect to all free rent or other concessions, benefits, or inducements whether specified in the Lease or otherwise except as set forth below (if none, insert, "None"): _______________________________________________________________________

______________________________________________________________________________

6.
The Lease is not in default nor has there occurred any event which, by lapse of time or otherwise, will result in any default. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws or other laws for the relief of debtors of the United States, the State of ____________, or any other State.
7.
As of the date of this Certificate, Tenant has no claims against Landlord and/or Landlord’s management company, nor is Tenant entitled to any credit, offset, or deduction in rent
8.
Tenant has not deposited or caused to be deposited any hazardous waste or similar materials on, under or about the Premises, and has not used the Premises in any other manner which would violate any local, state or federal environmental laws; no proceedings have been instituted and no notices have been received concerning any alleged violation of environmental laws or ordinances and Tenant has not received any notice that such materials are or may be on, under or about the Premises
9.
The undersigned is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.
10.
Tenant has not assigned all or any part of its interest in and to the Lease, as security or otherwise, and has not subleased all or any part of the Premises.
11.
Upon Landlord’s transfer of the property in which the Premises is located to Buyer, Tenant shall attorn to and recognize Buyer as landlord under the Lease and the Lease shall remain in full force and effect.

Tenant hereby acknowledges and agrees that Buyer and its assignees and Lender and its assignees shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Tenant

Dated this ______ day of ____________________, 2_____.

TENANT:________________________

By:______________________________

Title:_______________________

Schedule 8

Form of Seller’s FIRPTA Affidavit

FIRPTA AFFIDAVIT

STATE OF _______________ )

) KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF _______________ )

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a _______________ (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________, a _______________ (“Transferor”), Transferor hereby certifies the following:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is: ________________.

3. Transferor is not a “disregarded entity” as defined in IRS Regulation 1.1445-2(b)(iii); and

4. Transferor’s office address is: _____________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

Executed this _____ day of _______________, 20__.

TRANSFEROR:

a

By:

Printed Name:

Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this day of ____________________, 20____, by _________________, as ____________________ of _________________, a _________________, on behalf of said _________________ ( ) who is personally known to me or ( ) who has produced as identification.

Notary Public

Print Name:

My Commission Expires:

Schedule 9

Form of Purchaser’s Certificate

(as to Purchaser’s Representations and Warranties)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by ________________, a _________________ (“Purchaser”), this ___ day of ______________, 20___, for the benefit of ________________, a _________________ (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of , 20__, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property located in _________, _________ County, ___________ and more particularly described on Exhibit ”A” attached hereto (the “Property”), Purchaser certifies that all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations and qualifications set forth in Section 4.3 of the Contract, survive for a period of twelve (12) months after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

PURCHASER:

________________________, a ____________________

By:

Name:

Its: